UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Ares Real Estate Income Trust Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ares Real Estate Income Trust GO VOTE Be the vote that counts. Vote today! Ares Real Estate Income Trust Authorize your proxy today. P50937-EPB

Your Vote Is Important – Authorize Your Proxy Today! The Annual Meeting of Shareholders will be held on June 24, 2026. Whether or not you plan to attend, your vote is very important. You can authorize a proxy to vote your shares by internet, telephone, or mail. Simply follow the instructions on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number. Note: These are not actual Control Numbers. Please refer to your materials for your unique Control Number. Proxy card Voting instruction form Three Ways to Authorize Your Proxy Phone With a proxy card Call 1-800-690-6903 with a touch-tone phone to authorize your proxy using an automated system. Mail Vote processing Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Online www.proxyvote.com Please have your proxy card in hand when accessing the website. There are easy-to- follow directions to help you complete the electronic proxy authorization instruction form.

Ares Real Estate Income Trust As a shareholder of Ares Real Estate Income Trust (AREIT), your vote plays a meaningful role. If you have questions about the process, please contact your financial advisor or call 720-310-3705. Ares Real Estate Income Trust Your Participation Matters – Cast Your Vote Now Vote Three Ways Mail Vote processing Mark, sign and date your ballot and return it in the postage-paid envelope provided. Phone With a proxy card Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. Online www.proxyvote.com Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. P50937-EPN

For more information about the SEC’s Notice and Access Proxy Rules, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml. FAQs: Why am I being asked to vote? Your vote plays a meaningful role in the governance of AREIT and helps ensure that we have enough participation to formally hold our annual meeting. Submitting your proxy ahead of time allows the meeting to proceed as scheduled and helps us avoid additional follow- up outreach. If we don’t receive the required number of votes beforehand, we may need to delay the meeting and reconvene at a later date, which can increase both timing and administrative costs. Why am I receiving a notice of internet availability? The Securities and Exchange Commission (“SEC”) permits companies to send the enclosed “Notice” instead of a full printed set of proxy materials. The Notice provides instructions on how to view our proxy materials, vote online and request a full set of printed materials by mail. There are several advantages to sending a notice instead of a full set of materials, including lowering costs and reducing the environmental impact from printing and mailing full sets of proxy materials. How do I view the proxy materials online? Go to www.proxyvote.com and enter your control number to get started. Your control number can be found on the enclosed Notice. What if I prefer to receive a paper copy of the proxy materials? You can easily request a paper copy which will be mailed to you at no cost. Instructions on how to do so can be found in the “Get informed before you vote” section of the Notice. Can I receive proxy materials for future meetings by e-mail rather than receive a Notice? Yes you can. Go to www.proxyvote.com and make your choice in the “Delivery Settings” section.

Ares Real Estate Income Trust Reminder: Your Vote is Missing! The Annual Shareholder Meeting will be held on June 24, 2026. Whether or not you plan to attend, your vote is very important. Ares Real Estate Income Trust Your Participation Matters – Cast Your Vote Now Vote Three Ways Mail Vote processing Mark, sign and date your ballot and return it in the postage-paid envelope provided. Phone With a proxy card Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. Online www.proxyvote.com Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

Where can I find my unique control number? If you have questions about the process, please contact your financial advisor or call 720-310-3705. Note: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.